Tyler Technologies Reports Earnings for First Quarter 2019

Subscription revenues grew 37% as bookings rose 17%

PLANO, Texas – May 1, 2019 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights:

•
Total revenues were $247.1 million, up 11.7% from $221.2 million for the first quarter of 2018. Organic revenue growth was 5.5%. Non-GAAP total revenues were $248.8 million, up 12.4% from $221.4 million for the first quarter of 2018. Non-GAAP organic revenue growth was 5.4%.

•	Recurring revenues from maintenance and subscriptions were $167.4 million, an increase of 17.1% compared to the first quarter of 2018, and comprised 67.8% of first quarter 2019 revenue.

•	Operating income was $34.5 million, down 11.2% from $38.8 million for the first quarter of 2018. Non-GAAP operating income was $63.0 million, up 7.4% from $58.6 million for the first quarter of 2018.

•
Net income was $27.3 million, or $0.69 per diluted share, down 27.7% compared to $37.8 million, or $0.95 per diluted share, for the first quarter of 2018. Non-GAAP net income was $48.3 million, or $1.22 per diluted share, up 7.3% compared to $45.0 million, or $1.13 per diluted share, for the first quarter of 2018.

•	Cash flows from operations were $24.0 million, down 46.3% compared to $44.6 million for the first quarter of 2018.

•	Adjusted EBITDA was $69.5 million, up 8.0% compared to $64.4 million for the first quarter of 2018.

•	Tyler repurchased 71,793 shares of its common stock during the quarter at an average price of $199.03.

•	Software subscription arrangements comprised approximately 54% of the total new software contract value in the first quarter.

•	Software subscription bookings in the first quarter added $11.4 million in annual recurring revenue.

•	Total backlog was $1.26 billion, up 4.9% from $1.20 billion at March 31, 2018. Software-related backlog (excluding appraisal services) was $1.22 billion, up 4.8% from $1.16 billion at March 31, 2018.

•	During the quarter, Tyler completed the acquisitions of MyCivic and MicroPact, Inc., for a total of $199.1 million in cash, net of cash acquired.

•	Effective January 1, 2019, Tyler adopted the requirements of ASU No. 2016-02, Leases (Topic 842), utilizing the modified retrospective method of transition.

“Our first quarter results provided a solid start to 2019 in line with our expectations,” said Lynn Moore Jr., Tyler’s president and chief executive officer. “Total non-GAAP revenues grew more than 12%, once again fueled by strong subscription revenue growth, which grew 38.5% on a non-GAAP basis. Subscription agreements made up the majority of our new software contracts in the quarter, and our four largest software

Tyler Technologies Reports Earnings
For First Quarter 2019
May 1, 2019

contracts signed in the quarter were all subscription arrangements, which put pressure on short-term top-line growth but is a long-term positive trend for Tyler. Our non-GAAP gross margin rose 130 basis points while our non-GAAP operating margin fell 120 basis points. Research and development expense rose 45%, reflecting a continued high level of investment in products across the company, including heightened investments in recent acquisitions.

"This was a good quarter for bookings, which increased 17% over the first quarter of 2018, and contributed to our backlog growth of 5%. Contract signings were particularly strong for our public safety, ERP, and appraisal and tax products, and our new business pipeline remains active.

"We are pleased with the continued integration of our 2018 acquisitions into Tyler and their results were in line with our expectations. We're also excited about the February acquisitions of MyCivic and MicroPact. MyCivic will elevate Tyler's current citizen-facing applications by enabling clients to provide a single app for citizens to interact with their local government in multiple ways. MicroPact is the second largest acquisition in the company's history and augments our product solutions, positions us in new practice areas such as health and human services, and presents opportunities to expand our business across new and complementary markets, including the federal market," added Moore.

Guidance for 2019

As of May 1, 2019, Tyler Technologies is providing the following guidance for the full year 2019:

•	GAAP total revenues are expected to be in the range of $1.08 billion to $1.10 billion. Non-GAAP total revenues are expected to be in the range of $1.09 billion to $1.11 billion.

•
GAAP diluted earnings per share are expected to be in the range of $3.45 to $3.60 and may vary significantly due to the impact of stock option exercises on the GAAP effective tax rate, as well as final valuation of acquired intangibles.

•	Non-GAAP diluted earnings per share are expected to be in the range of $5.20 to $5.35.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $62 million.

•	Research and development expense is expected to be in the range of $82 million to $84 million.

•	Fully diluted shares for the year are expected to be in the range of 40.0 million to 41.0 million shares.

•
GAAP earnings per share assumes an estimated annual effective tax rate of approximately 10% after discrete tax items and includes approximately $27 million of discrete tax benefits related to share-based compensation.

•	The non-GAAP annual effective tax rate is expected to be 24%.

•
Capital expenditures are expected to be in the range of $48 million to $50 million, including approximately $22 million related to real estate and approximately $6 million of capitalized software development. Total depreciation and amortization expense is expected to be approximately $77 million, including approximately $51 million from amortization of acquisition intangibles.

Tyler Technologies Reports Earnings
For First Quarter 2019
May 1, 2019

GAAP to non-GAAP guidance reconciliation
Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue and amortization of acquired leases of approximately $10 million. Non-GAAP diluted earnings per share excludes the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $62 million, and amortization of acquired software and intangible assets of approximately $51 million. Additionally, the non-GAAP tax rate of 24% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $27 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Thursday, May 2, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10130477. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on May 2.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through May 30, 2019. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10130477.

The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is the largest and most established provider of integrated software and technology services focused on the public sector. Tyler’s end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler’s solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 21,000 successful installations across 10,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. A financially strong company, Tyler has achieved double-digit revenue growth every quarter since 2012. It was also named to Forbes’ "Best Midsize Employers" list in 2018 and recognized twice on its "Most Innovative Growth Companies" list. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in

Tyler Technologies Reports Earnings
For First Quarter 2019
May 1, 2019

comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-
GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, and acquisition-related expenses.

Tyler currently uses a non-GAAP tax rate of 24%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (8) competition in the industry in which we

Tyler Technologies Reports Earnings
For First Quarter 2019
May 1, 2019

conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
###
(Comparative results follow)

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

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TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Software licenses and royalties	$21,793	$22,776
Subscriptions	67,275	49,028
Software services	48,443	45,939
Maintenance	100,152	93,897
Appraisal services	5,214	5,394
Hardware and other	4,189	4,140
Total revenues	247,066	221,174

Cost of revenues:
Software licenses and royalties	818	778
Acquired software	6,682	5,382
Software services, maintenance and subscriptions	117,160	106,085
Appraisal services	3,452	3,781
Hardware and other	2,906	2,343
Total cost of revenues	131,018	118,369

Gross profit	116,048	102,805

Selling, general and administrative expenses	57,766	47,604
Research and development expense	18,941	13,048
Amortization of customer and trade name intangibles	4,850	3,315
Operating income	34,491	38,838
Other income, net	586	599
Income before income taxes	35,077	39,437
Income tax provision	7,729	1,612
Net income	$27,348	$37,825

Earnings per common share:
Basic	$0.71	$1.00
Diluted	$0.69	$0.95

Weighted average common shares outstanding:
Basic	38,308	38,002
Diluted	39,585	39,836

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Reconciliation of non-GAAP total revenues
GAAP total revenues	$247,066	$221,174
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,597	100
Add: Amortization of acquired leases	100	111
Non-GAAP total revenues	$248,763	$221,385

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$116,048	$102,805
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,597	100
Add: Amortization of acquired leases	100	111
Add: Share-based compensation expense included in cost of revenues	3,798	2,776
Add: Amortization of acquired software	6,682	5,382
Non-GAAP gross profit	$128,225	$111,174
GAAP gross margin	47.0%	46.5%
Non-GAAP gross margin	51.5%	50.2%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$34,491	$38,838
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,597	100
Add: Amortization of acquired leases	100	111
Add: Share-based compensation expense	14,416	10,557
Add: Employer portion of payroll tax related to employee stock transactions	123	320
Add: Acquisition related costs	695	—
Add: Amortization of acquired software	6,682	5,382
Add: Amortization of customer and trade name intangibles	4,850	3,315
Non-GAAP adjustments subtotal	28,463	19,785
Non-GAAP operating income	$62,954	$58,623
GAAP operating margin	14.0%	17.6%
Non-GAAP operating margin	25.3%	26.5%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$27,348	$37,825
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	28,463	19,785
Less: Tax impact related to non-GAAP adjustments	(7,521)	(12,601)
Non-GAAP net income	$48,290	$45,009
GAAP earnings per diluted share	$0.69	$0.95
Non-GAAP earnings per diluted share	$1.22	$1.13

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$3,798	$2,776
Selling, general and administrative expenses	10,618	7,781
Total share-based compensation expense	$14,416	$10,557

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$27,348	$37,825
Amortization of customer and trade name intangibles	4,850	3,315
Depreciation and amortization included in
cost of revenues, SG&A and other expenses	12,426	10,797
Interest expense included in other income, net	464	189
Income tax provision	7,729	1,612
EBITDA	$52,817	$53,738
Write-downs of acquisition-related deferred revenue	1,597	100
Share-based compensation expense	14,416	10,557
Acquisition related costs	695	—
Adjusted EBITDA	$69,525	$64,395

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	March 31, 2019	December 31, 2018
ASSETS

Current assets:
Cash and cash equivalents	$39,437	$134,279
Accounts receivable, net	298,980	298,912
Current investments and other assets	63,857	80,970
Income tax receivable	—	4,697
Total current assets	402,274	518,858

Accounts receivable, long-term portion	22,821	16,020
Operating lease right-of-use assets	20,067	—
Property and equipment, net	164,617	155,177

Other assets:
Goodwill	834,572	753,718
Other intangibles, net	389,633	276,852
Non-current investments and other assets	75,318	70,338

Total assets	$1,909,302	$1,790,963

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$69,835	$73,390
Current income tax payable	7,868	—
Operating lease liabilities	5,777	—
Deferred revenue	319,900	350,512
Total current liabilities	403,380	423,902

Revolving line of credit	85,000	—
Deferred revenue, long-term	442	424
Deferred income taxes	42,779	41,791
Operating lease liabilities, long-term	18,956	—
Shareholders' equity	1,358,745	1,324,846

Total liabilities and shareholders' equity	$1,909,302	$1,790,963

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$27,348	$37,825
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	17,308	14,112
Share-based compensation expense	14,416	10,557
Deferred income tax benefit	(4,785)	(2,658)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	(30,330)	(15,205)
Net cash provided by operating activities	23,957	44,631

Cash flows from investing activities:
Additions to property and equipment	(12,320)	(8,895)
Purchase of marketable security investments	(3,590)	(43,962)
Proceeds from marketable security investments	20,276	11,077
Investment in software	(690)	—
Cost of acquisitions, net of cash acquired	(199,130)	—
Decrease in other	564	743
Net cash used by investing activities	(194,890)	(41,037)

Cash flows from financing activities:
Increase in net borrowings on revolving line of credit	85,000	—
Purchase of treasury shares	(17,786)	—
Proceeds from exercise of stock options	6,528	19,298
Contributions from employee stock purchase plan	2,349	1,798
Net cash provided by financing activities	76,091	21,096

Net (decrease) increase in cash and cash equivalents	(94,842)	24,690
Cash and cash equivalents at beginning of period	134,279	185,926

Cash and cash equivalents at end of period	$39,437	$210,616